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                                                                    EXHIBIT 23.7

                   [LETTERHEAD OF MORGAN STANLEY DEAN WITTER]

                                                                    June 2, 1999

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We hereby consent to the inclusion in the Joint Registration Statement of UNUM Corporation and Provident Companies, Inc. (together "UNUMProvident") on Form S-4, of our opinion letter appearing as Appendix F to the Joint Proxy Statement/Prospectus which is part of the Joint Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Joint Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,
                                          MORGAN STANLEY DEAN WITTER & CO.

                                          By: /s/ Stephen Fromm
                                          --------------------------------------
                                             Stephen Fromm
                                             Principal